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                                                                    Exhibit 21.1

Subsidiaries of the Registrant

Set forth below is a list of the significant subsidiaries of the Company as of August __, 1996.

Burnup & Sims Communication Services, Inc.
Burnup & Sims ComTec, Inc.
Burnup & Sims Network Designs
Burnup & Sims of California, Inc.
Burnup & Sims of Texas, Inc.*
Burnup & Sims of the Carolinas, Inc.
Burnup & Sims TelCom of Florida, Inc.
Burnup & Sims TSI, Inc.
Carolina Com-Tec, Inc.?
Church & Tower, Inc.+
Church & Tower Fiber Tel, Inc.
Church & Tower of Florida, Inc.+
Church & Tower of TN, Inc.
Designed Traffic Installation Co., Inc.+
LatLink Corporation
MasTec International, Inc.
MasTec Teleport, Inc.
Sistemas e Instalaciones de Telecomunicacion, S.A. #
Utility Line Maintenance, Inc. @


The jurisdiction of incorporation for each of the subsidiaries is Delaware except the following: *Texas, +Florida, @Georgia, #Spain, ?North Carolina. All operating subsidiaries of the Company are 100% owned, with the exception of MasTec Teleport, Inc. which is 80% owned.